UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

T3 DEFENSE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DFNS	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	DFNSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Termination of a Material Definitive Agreement.

On April 27, 2026, T3 Defense Inc. (the “Company”), and Menachem Shalom, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), executed and delivered the Note Exchange Agreement, pursuant to which the original principal amount of the notes issued to Mr. Shalom and accrued interest thereon in the amount of $2,138,962 was cancelled in its entirety in exchange for the issuance of 4,174,399 shares of common stock (the “Exchange Shares”). The exchange price of $0.5124 was the last consolidated bid price of a share of common stock as reported by The Nasdaq Stock Market LLC. The Exchange Shares are restricted shares and may not be sold without registration or an applicable exemption therefrom.

The notes were assigned to Mr. Shalom from Star 26 Capital Inc. (“Star 26”) pursuant to the terms of the Amended and Restated Securities Purchase Agreement and Call Option dated September 15, 2025 (the “Star Purchase Agreement”) among the Company, Star 26 and the other parties signatory thereto and pursuant to the exercise by Mr. Shalom of his right to obtain shares, notes and warrants from Esousa Group Holdings LLC (“Esousa”) in accordance with the terms of the Call Option Agreement dated January 13, 2026.

The above description of the Note Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of said agreement, a copy of which is attached hereto as Exhibit 10.53 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 8.01 of this Current Report on Form 8-K regarding the issuance of the Exchange Shares is incorporated by reference into this Item 3.02. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Exchange Shares bear restrictive legends as required under the Securities Act.

Item 8.01 Other Events.

On April 27, 2026, the Board resolved that Menachem Shalom, the Company CEO and the holder of the notes assigned to him by Star 26 (currently aggregating $2,138,962 in outstanding principal) pursuant to the terms of the Star Purchase Agreement has the right to convert his notes based on the last consolidated bid price as reported by The Nasdaq Stock Market LLC., or $0.5124 per share. On said date, the Board also resolved to reduce the exercise price of the Star Warrant held by Menachem Shalom from $1.50 per share to $0.5124 per share. In connection with the consummation of the transactions contemplated by the Star Purchase Agreement on January 12, 2026, the Company issued to Star 26 a warrant to purchase a total of 12,017,648 shares of Common Stock at an exercise price of $1.50 per share (the “Star Warrant”), which was then distributed to the equity holders of Star 26 on a pro rata basis. Mr. Shalom’s share is a warrant to purchase 7,175,662 shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.53	Note Exchange Agreement, dated as of April 27, 2026, between T3 Defense Inc. and Menachem Shalom
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 DEFENSE INC.

Date: April 28, 2026

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer

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